Exhibit 99.1

- - PRESS RELEASE - -

FOR IMMEDIATE RELEASE

MARCH 13, 2015

ADAPTIVE MEDIAS, INC. NAMES CO-FOUNDER AS

PRESIDENT AND CHIEF FINANCIAL OFFICER

IRVINE, California, March 13, 2015 - - Content syndication and monetization company, Adaptive Medias, Inc. (OTCQB: ADTM), a leader in programmatic advertising across mobile, video and online display, today announced that it has appointed Omar Akram, 44, co-founder and Vice President of Product and Technology, to the additional roles of President and Chief Financial Officer of the Company, effective immediately.

“On behalf of the Board of Adaptive Medias, I am excited to announce the expansion of Mr. Akram’s role at the Company,” said Jim Waltz, Acting Chief Operating Officer of Adaptive Medias, Inc. “Mr. Akram is a seasoned operations and technology executive who has a demonstrated ability to strategically manage, grow, and optimize complex organizations. Since cofounding the Company over two years ago, he has been instrumental in helping Adaptive Medias further develop the company’s proprietary technology platform that has resulted in nearly eight quarters of double-digit consecutive revenue growth. We are confident that Mr. Akram will help guide Adaptive Medias into the next phase of its growth and build upon company’s successes to date," concluded Mr. Waltz.

Mr. Akram has over 15 years of experience in development and operations, with expertise in multiple life-cycle methodologies from conception to completion and a strong background in ad platforms, operations, targeting technology, product implementation, e-commerce, and overall site monetization strategy. Prior to joining the Company, Mr. Akram served as a Director of Product Development at Tactara from March 2012 until January 2013, where he primarily built out the Display RTB platform; Senior Product Development Manager at SpinMedia from December 2011 until April 2012, where he managed an Ad Production team consisting of developers and designers; and Senior Product/Project Development Manager at Epic Marketplace from April 2009 until November 2011, where he was responsible for successfully migrating the core Ad-Serving platform to a white labeled solution, deploying a data warehousing/ BI solution, and migrating the company’s Ad-Serving platform to a cloud vendor. Mr. Akram attended California State University in Long Beach.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias is a programmatic audience and content monetization provider for website owners, app developers and video publishers who want to more effectively optimize content through advertising. The Company provides a foundation for publishers and developers looking to engage brand advertisers through a multi-channel approach that delivers integrated, engaging and impactful ads across multiple devices. Adaptive Medias meets the needs of its publishers with an emphasis on maintaining user experience, while delivering timely and relevant ads through its multi-channel ad delivery and content platform. For more information, please visit www.adaptivem.com. Also, follow them on Twitter @adaptive_m.

Adaptive Medias, Inc.

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.”

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Investor Contact:
AJ Homayun

ahomayun@irpartnersinc.com

818-280-6800

PR Contact:
Zach Weiner

Email: pr@adaptivem.com